Exhibit 10.11a

                             FIRST AMENDMENT TO THE
                        PINNACLE WEST CAPITAL CORPORATION
                         STOCK OPTION AND INCENTIVE PLAN

     Effective April 18, 1985, Pinnacle West Capital Corporation (the "Company"), then known as "AZP Group, Inc.," established the AZP Group, Inc. Stock Option and Incentive Plan (the "Plan"). The Plan was thereafter amended and restated on April 23, 1987, and in connection therewith its name was changed to the "Pinnacle West Capital Corporation Stock Option and Incentive Plan." The Plan was again amended and restated in its entirety on December 16, 1992. By this instrument, the Company intends to amend the Plan to clarify the interaction of the Plan with the Key Executive Employment and Severance Agreements ("KEESAs") entered into between the Company and certain of its affiliates and their respective employees.

     1. This Amendment shall amend only those sections specified herein and those sections not amended hereby shall remain in full force and effect:

     2. The following new definitions are hereby added at the end of Section 2:

          w. "Change of Control" shall have the same meaning as given to that term in the Holder's KEESA.

          x. "KEESA" means the Key Executive Employment and Severance Agreement between the Company or a Subsidiary and a Holder, as the same may be amended from time to time.

          y. "Termination Payment" shall have the same meaning as given to that term in the Holder's KEESA.

     3. A new subsection f is hereby added to Section 7 of the Plan which shall read as follows:
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          f. Impact of a Change of Control. Notwithstanding any provision in the
     Plan or a Stock Option Agreement, in the event that a Holder terminates employment following a Change of Control and thereby becomes entitled to a Termination Payment under his or her KEESA, any Options then outstanding will become fully vested and exercisable in accordance with the terms of the Plan.

     4. Section 10a is hereby amended in its entirety to read as follows:

          a. Restriction period to be established by the Committee. At the time a Restricted Stock Award is made, the Committee shall establish a period of time (the "Restriction Period") applicable to such Award, which shall not be less than three years. At the discretion of the Committee, each Restricted Stock Award may have a different Restriction Period. Notwithstanding any provision in this Section 10a to the contrary, upon a Holder's termination of employment following a Change of Control which entitles the Holder to a Termination Payment under the terms of his or her KEESA, the Restriction Period shall immediately terminate and any restrictions remaining on any outstanding Restricted Stock Award shall immediately lapse. Except as permitted above, under Section 10c or pursuant to Section 13, the Restriction Period applicable to a particular Restricted Stock Award shall not be changed.

     5. Section 13 is hereby amended in its entirety to read as follows:

          13. CHANGES IN CAPITAL STRUCTURE

          In the event a stock dividend is declared upon the Stock, the shares of Stock then subject to each Award (and the number of shares subject thereto) will be increased proportionately without any change in the aggregate purchase price therefor. Subject to the provisions of Section 7f and 10a, in the event the Stock will be changed into or exchanged for a different number of class of shares of Stock or stock of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, there will be substituted for each such share of Stock then subject to each Award (and for each share of Stock then subject thereto) the number and class of shares of Stock into which each outstanding share of Stock will be so exchanged, all without any change in the aggregate purchase price for the shares then subject to each Award.

          Subject to any required action by the shareholders, if the Company will be the surviving or resulting corporation in any merger or consolidation, any Award granted hereunder will pertain to and apply to the securities or rights to which a holder of the number of shares of Stock subject to the Award would have been entitled. Upon a dissolution or liquidation of

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     the  Company or a merger or  consolidation  in which the Company is not the surviving or resulting corporation, and if the provisions of Section 7f and/or Section 10a do not apply, the Committee shall, in its discretion:

               (a) Cause every Award outstanding hereunder to terminate, except that the surviving or resulting corporation, in its absolute and uncontrolled discretion, may tender an option or options to purchase its shares or exercise such rights on terms and conditions, as to the number of shares and rights and otherwise, which will substantially preserve the rights and benefits of any Award then outstanding hereunder; or

               (b) Subject to the requirements of Section 7c, give each Holder the right to exercise Awards prior to the occurrence of the event otherwise terminating the Awards over such period as the Committee, in its sole and absolute discretion, shall determine.

     6. The provisions of this Amendment shall be effective as of July 1, 1999.

     Except as amended hereby, the Company hereby ratifies and confirms the terms of the Plan as amended and restated on December 16, 1992.

     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on its behalf by a duly authorized officer this 7 day of December, 1999.

                                        PINNACE WEST CAPITAL CORPORATION


                                        By Armando Flores
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                                        Its EVP Corp Bus Svcs
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